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                                   EXHIBIT 23



                  CONSENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS


    We hereby consent to the incorporation by reference in the Registration Statements of HEARx Ltd. on Form S-8 (filed September 13, 1994), Form S-8 (filed July 19, 1996), Form S-3 (File No. 333-4303), Form S-3 (File No. 333-4639), Form
S-3 (File No. 333-11429) , Form S-3 (File No. 333-18753), Form S-3 (File No.
333-24357), Form S-3 (File No. 333-25169) and Form S-3 (File No. 333-6457) of
our report dated March 12, 1999, relating to the financial statements and financial statement schedule of the Registrant for the year ended December 25, 1998, included in the Registrant's Annual Report on Form 10-K for fiscal year ended December 25, 1998.




West Palm Beach, Florida                                        BDO Seidman, LLP
March 12, 1999